EXHIBIT 5
                           F O L E Y  &  L A R D N E R

                          A T T O R N E Y S  A T  L A W

   CHICAGO                       FIRSTAR CENTER                     SAN DIEGO
   JACKSONVILLE             777 EAST WISCONSIN AVENUE           SAN FRANCISCO
   LOS ANGELES           MILWAUKEE, WISCONSIN 53202-5367          TALLAHASSEE
   MADISON                  TELEPHONE (414) 271-2400                    TAMPA
   ORLANDO                  FACSIMILE (414) 297-4900         WASHINGTON, D.C.
   SACRAMENTO                                                 WEST PALM BEACH
                              WRITER'S DIRECT LINE


                                  May 30, 1997


   Superior Services, Inc.
   10150 West National Avenue, Suite 350
   Milwaukee, Wisconsin  53227

   Ladies and Gentlemen:

             We have acted as counsel for Superior Services, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of a joint Registration Statement on Form S-4 constituting both a new Registration Statement and Post Effective Amendment No. 1 to the Company's Form S-4 Registration Statement originally filed June 20, 1996 (the "Registration Statement"), including the joint prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance from time to time by the Company of up to 2,500,000 shares ("Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), and the associated rights to purchase shares of Common Stock accompanying each share of Common Stock (the "Rights"). The terms of the Rights are as set forth in that certain Rights Agreement, dated February 21, 1997, by and between the Company and LaSalle National Bank (the "Rights Agreement"). In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Rights Agreement; (c) the Company's Articles of Incorporation and By-laws, as amended to date and as proposed to be restated on the effective date of the Registration Statement; (d) proceedings of the Board of Directors of the Company relating to the authorization for issuance of the Shares; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the Wisconsin Business Corporation Law ("WBCL").

             2. The Shares when issued as described in the Registration Statement and Prospectus and pursuant to the definitive acquisition agreement applicable to such issuance, if any, will be legally issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except for debts owing to employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the WBCL. (See Local 257 of Hotel and Restaurant Employees and Bartenders International Union v. Wilson Street East Dinner Playhouse, Inc., Case No. 82-CV-0023, Cir. Ct. Branch 1, Dane County, Wisconsin); provided that prior to issuance of the Shares there shall be taken various actions or proceedings in the manner contemplated by us as counsel, which shall include the following:

                  (a) the completion of the requisite procedures under the applicable provisions of the Act and applicable state securities laws and regulations; and

                  (b) to the extent we determine necessary under applicable law, any applicable agreements and/or the Company's governing documents, the adoption of resolutions by the Board of Directors of the Company authorizing the issuance of any such Shares.

             3. The Rights when issued pursuant to the terms of the Rights Agreement will be validly issued.

             We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of this firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                 Very truly yours,


                                 /s/ FOLEY & LARDNER
                                 FOLEY & LARDNER